NEWS RELEASE

Eden Energy Announces Participation in Second Chinchaga Well

VANCOUVER, February 20, 2007 -- Eden Energy Corp. (OTCBB: EDNE) is pleased to announce its participation in a second well in the Chinchaga area of northwest Alberta. Eden will participate for a 10% working interest in the 2-8-95-8W6M well being operated by Kereco Energy Ltd. The Chinchaga 2-8 well spud on February 10, 2007 and is expected to take 30 days to drill to a total depth of 8415 feet. The estimated cost to drill and complete the well is $1.9MM USD.

As with its first Chinchaga well, the 2-8 well targets Devonian Slave Point dolomite on a prospect generated by Suncor Inc’s Prospect Generation Group. Suncor will retain a royalty interest in lands in close proximity to the well.

Eden will acquire a 10% share in 5120 acres of new leases and by drilling the 2-8 well will earn a 10% interest in another 9600 acres comprising this Chinchaga prospect. Eden will also have a first right of refusal to equalize to its proportionate share in another 5760 acres.

Other partners in the prospect are Kereco Energy Ltd. (50%), Grand Banks Energy Corporation (30%) and DeJour Energy (Alberta) Ltd. (10%)

Donald Sharpe, president of Eden Energy, commented “While we were disappointed with the lack of commercial hydrocarbons in our first Chinchaga well, the information obtained from the 8-24 well has enabled us to calibrate our seismic, and we are excited about following that up immediately in the 2-8 well. As before, we continue to believe that the Slave Point play provides an extremely attractive risk/return exposure for Eden Energy.”

General:

Eden Energy Corp. focuses on large scale oil and gas projects with significant resource potential. Its Noah project in eastern Nevada contains exceptionally rich source rocks, large thrusted rollover structures, and an excellent potential reservoir rock. The area is similar to thrust belts and basins throughout the world, which contain approximately one quarter of the world's proven reserves of oil and gas. The Chinchaga prospect in Northern Alberta also targets dolomitized Devonian reservoirs and its large resource potential fits well with the Company’s goals. These high potential projects are balanced by the low risk development project at White River Dome in Colorado.

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, among other things, the drilling of the Chinchaga prospect to total depth, the length of time to drill to total depth, the resource potential at Chinchaga, potential reservoir rock in the Noah Project and the low risk development of the White River Dome Project.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with oil and gas exploration; changes in reserve estimates if any; the potential productivity of our properties; changes in the operating costs and changes in economic conditions and conditions in oil and gas exploration. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the 2005 fiscal year, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Eden Energy Corp.

Regarding the company and any of its projects, please contact Eden Energy Corp. at 1-866-693-1100 or email: info@edenenergycorp.com